UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

ZYNGA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35375	42-1733483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 Eighth Street San Francisco, CA 94103		94103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 449-9642

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Zynga Inc. (“Zynga”) held its 2016 annual meeting of stockholders (the “Annual Meeting”) on June 9, 2016. At the Annual Meeting, Zynga’s stockholders voted on three proposals, each of which is described in more detail in Zynga’s definitive proxy statement filed with the SEC on April 28, 2016 (the “Proxy Statement”). The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for or against each matter and the number of abstentions, if applicable, and broker non-votes with respect to each matter.

1.Each of the eight nominees for director proposed by Zynga was elected to serve until Zynga’s 2017 annual meeting of stockholders or until his or her respective successor has been duly elected and qualified. The voting results were as follows:

Name:	Votes For	Votes Withheld	Broker Non-Votes
Mark Pincus	2,609,798,960	13,163,412	208,581,358
L. John Doerr	2,618,664,161	4,298,211	208,581,358
Regina E. Dugan, Ph.D.	2,611,555,794	11,406,578	208,581,358
Frank Gibeau	2,619,339,972	3,622,400	208,581,358
William “Bing” Gordon	2,612,972,113	9,990,259	208,581,358
Louis J. Lavigne, Jr.	2,581,369,761	41,592,611	208,581,358
Sunil Paul	2,608,435,301	14,527,071	208,581,358
Ellen F. Siminoff	2,608,090,588	14,871,784	208,581,358

2.Stockholders approved, on an advisory basis, the compensation of Zynga’s named executive officers as disclosed in the Proxy Statement. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,506,378,486	115,992,744	591,142	208,581,358

3.Stockholders ratified the selection of Ernst & Young LLP as Zynga’s independent registered public accounting firm for Zynga’s fiscal year ending December 31, 2016. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,800,593,946	29,424,966	1,524,818	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZYNGA INC.

Date: June 10, 2016	By:	/s/ Devang Shah
Devang Shah
General Counsel, Secretary and Senior Vice President

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